EXHIBIT 99.1

STEEL PARTNERS HOLDINGS PROVIDES COVID-19 UPDATE

NEW YORK, March 25, 2020 -- Steel Partners Holdings L.P. (NYSE: SPLP) ("Steel Partners" or the "Company") today announced business and financial updates in response to the impact of the novel coronavirus (COVID-19) pandemic.

The Company continues to evaluate the global risks to public health and the slowdown in business activity related to the COVID-19 pandemic, including the potential impacts on its employees, customers, suppliers, and financial results. To date, there have been no material impacts to the Company's operations as a result of COVID-19, and the Company currently anticipates no material impact to its financial results for the first quarter ending March 31, 2020.

As the situation surrounding COVID-19 remains fluid, it is difficult to predict the duration of the pandemic and its impact on the Company's business, operations, and financial condition. There is no certainty that federal, state, or local regulations regarding safety measures to address the spread of COVID-19 will not adversely impact the Company's operations. The Company has initiated cost reduction actions, including deferral of management and board fees, employee furloughs, and staffing and salary reductions in certain operations to mitigate the financial impact of the COVID-19 pandemic. The Company will evaluate further actions if circumstances warrant. Due to the rapidly evolving impact of COVID-19 on the global economy, the Company is withdrawing its previously issued full-year 2020 guidance. The Company will reconsider its ability to provide 2020 guidance in connection with its first quarter earnings release.

During March 2020, the Company borrowed approximately $140 million under its senior credit facility as part of a comprehensive precautionary approach to increase the Company's cash and liquidity position and maximize its financial flexibility in light of the current volatility in the global markets resulting from the COVID-19 outbreak. These borrowings are currently being held on the Company's balance sheet and may be used for working capital, general corporate, or other permitted purposes. After the drawdowns, the Company had approximately $164 million of cash on hand and approximately $227 million of marketable securities; however, such balances are subject to change based on market conditions.

"The Steel Partners leadership team has extensive experience in managing businesses during times of great uncertainty. We will continue to focus on protecting our employees, customers, businesses, and stakeholders during the COVID-19 pandemic. Our actions today are just one of the steps we are taking to ensure our continued success after this crisis has passed," said Warren Lichtenstein.

About Steel Partners Holdings L.P.

Steel Partners Holdings L.P. (www.steelpartners.com) is a diversified global holding company that owns and operates businesses and has significant interests in various companies, including diversified industrial products, energy, defense, supply chain management and logistics, direct marketing, banking and youth sports.

Forward-Looking Statements

This press release contains certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that reflect SPLP's current expectations and projections about its future results, performance, prospects, and opportunities. SPLP has tried to identify these forward-looking statements by using words such as "may," "should," "expect," "hope," "anticipate," "believe," "intend," "plan," "estimate," and similar expressions. These forward-looking statements are based on information currently available to the Company and are subject to risks, uncertainties, and other factors that could cause its actual results, performance, prospects or opportunities in 2020 and beyond to differ materially from those expressed in, or implied by, these forward-looking statements. These factors include, without limitation, the impact of COVID-19 on business activity generally and on the Company's operations including whether facilities considered to be essential retain that designation, our need for additional financing and the terms and conditions of any financing that is consummated, customers' acceptance of our new and existing products, our ability to deploy our capital in a manner that maximizes unitholder value, the ability to identify suitable acquisition candidates or investment opportunities for our core businesses, the inability to realize the benefits of net operating losses of our affiliates and subsidiaries, the ability to consolidate and manage our newly acquired businesses, fluctuations in demand for our products and services, general economic conditions, the possible volatility our common or preferred unit price, the potential fluctuation in our operating results and other risks detailed from time to time in filings we make with the Securities and Exchange Commission (the "SEC"). Although SPLP believes that the expectations reflected in these forward-looking statements are reasonable and achievable, such statements involve significant risks and uncertainties, and no assurance can be given that the actual results will be consistent with these forward-looking statements. Investors should read carefully the factors described in the "Risk Factors" section of the Company's filings with the SEC, including the Company's Form 10-K for the year ended December 31, 2019, for information regarding risk factors that could affect the Company's results. Except as otherwise required by federal securities laws, SPLP undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

Investor Contact

Steel Partners Holdings L.P.
Jennifer Golembeske, 212-520-2300
jgolembeske@steelpartners.com